CROSSROADS FINANCIAL, LLC
2201 NW CORPORATE BOULEVARD
SUITE 201
BOCA RATON, FLORIDA 33431

October 17, 2006

Ronco Corporation
61 Moreland Road
Simi Valley, CA 93065
Attention: Ronald C. Stone

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York 10022
Attention: David Grin

Re: Payoff

Ladies and Gentlemen:

The undersigned, Crossroads Financial, LLC (**"Crossroads"**), has been advised by Ronco Corporation (the "**Seller**") and the Seller's subsidiaries and affiliates (collectively, the "**Company**") that the Company intends to repay all outstanding loans and obligations owed by the Company to Crossroads (collectively, the **"Obligations"**), using proceeds of an investment made by Laurus Master Fund, Ltd. (**"Laurus"**). Such repayment should be wire transferred to Crossroads pursuant to the following wire instructions:

Bank:	Wachovia Bank
ABA #:	067006432
Account #:	2000025739309
Account Name:	Crossroads Financial LLC
Reference:	Ronco Payoff

Based on Crossroads' books and records, the total amount of the Obligations if paid prior to 2:00 p.m. (New York time) on October 18, 2006 (the **"Payoff Date"**) is $4,173,116.44 (the **"Payoff Amount"**), which amount includes all principal, interest, fees, costs, expenses and liquidated damages as of such date; provided, however, that if the Payoff Amount is not received by 5:00 p.m. on the Payoff Date, per diem interest at $1972.60 per day shall be due until payment is so received. This letter shall only be effective if Crossroads receives the Payoff Amount prior to 2:00 p.m. (New York time) on October 20, 2006.

Crossroads hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Obligations, (ii) represents that it has no other credit arrangements with, loans outstanding to, guaranties by, or interests or liens against the Company

or any of the Company's personal or real property, other than in connection with the Obligations (iii) releases, effective upon the receipt of the Payoff Amount, all security interests and liens which the Company may have granted to Crossroads, (iv) agrees that all of its agreements with the Company shall be terminated upon receipt of the Payoff Amount including without limitation the Loan and Security Agreement, the Revolving Note and the Guaranty (collectively the "Loan Documents"), except for such provisions of the Loan Documents which survive termination and (v) agrees that neither the Company nor any successor entity to the Company shall have any further liabilities or obligations thereunder, other than in connection with the provisions of the Loan Documents which survive termination.

Crossroads hereby authorizes Laurus and the Company, from time to time after receipt of the Payoff Amount, to file UCC termination statements effecting the foregoing releases, discharges and terminations. Crossroads further agrees, from time to time after receipt of the Payoff Amount, at the Company's prepaid expense, to execute and deliver to Laurus and the Company such further instruments and documents that are provided to Crossroads and to take such further actions as may be reasonably requested to fully effect the foregoing releases, discharges and terminations.

From and after Crossroads' receipt of the Payoff Amount in immediately available funds and for a period of thirty (30) days thereafter, Crossroads agrees to remit to Laurus at the address set forth above within three (3) business days of receipt thereof any and all collections that Crossroads may subsequently receive in respect of the Company and all proceeds thereof together with any necessary endorsements. Notwithstanding anything to the contrary contained herein, for a period of forty-five (45) days from the date of receipt by Crossroads of the Payoff Amount, Laurus hereby indemnifies Crossroads for all checks and other instruments for payments deposited today or prior to the date hereof in Crossroads' account for collection on Company's behalf which may hereafter be returned for non-payment or for any other reason, and Laurus agrees to repay Crossroads on demand the amount of any such check or instrument whereupon Crossroads will turn over any such check or other instrument to Laurus.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,

CROSSROADS FINANCIAL, LLC, as Lender

By: ______________________
Name: Lee Haskin
Title: President

Acknowledged and Agreed to
as of this 13th day of October 2006:

RONCO CORPORATION

By: ______________________
Name: [illegible]
Title: Interim President

LAURUS MASTER FUND, LTD.

By: ______________________
Name: David Grin
Title: Director